Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(c), 457(f)(1)	261,934,400 (1)	N/A	$30,945,370,000.00 (2)	$0.0001476	$4,567,536.61

	Equity	Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, par value $0.01 per share	457(c), 457(f)(2)	5,700 (3)	N/A	$570,000,000.00 (4)	$0.0001476	$84,132.00

	Equity	Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share	457(c), 457(f)(2)	5,000 (5)	N/A	$500,000,000.00 (6)	$0.0001476	$73,800.00

	Equity	Depositary Shares each representing a 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, par value $0.01 per share	—	— (7)	N/A	— (7)	— (7)	— (7)

	Equity	Depositary Shares each representing a 1/100th interest in a share of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share	—	— (7)	N/A	— (7)	— (7)	— (7)

Fees Previously Paid	—	—	—	—	—	—	—	$0.00

	Total Offering Amounts					$32,015,370,000.00		$4,725,468.61

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$4,725,468.61

(1)

The number of shares of common stock, par value $0.01 per share, of Capital One Financial Corporation (“Capital One” and such shares, the “Capital One common stock”) being registered is based upon an estimate of (x) the maximum number of shares of common stock, par value $0.01 per share, of Discover Financial Services (“Discover” and such shares, the “Discover common stock”) outstanding as of April 15, 2024 or issuable or expected to be exchanged in connection with the merger of Vega Merger Sub, Inc., a wholly owned subsidiary of Capital One, with and into Discover (the “first merger”), collectively equal to 257,000,000, multiplied by (y) the exchange ratio of 1.0192 shares of Capital One common stock for each share of Discover common stock.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c) and Rule 457(f)(1) promulgated thereunder. The maximum aggregate offering price is (x) the average of the high and low prices of shares of Discover common stock as reported on the New York Stock Exchange (the “NYSE”) on April 16, 2024 ($120.41 per share), multiplied by (y) the estimated maximum number of shares of Discover common stock that may be exchanged or converted in the first merger for the securities being registered (257,000,000).

(3)

Represents the estimated maximum number of shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, par value $0.01 per share, of Capital One (“Capital One series O preferred stock”) estimated to be issuable to holders of record of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share (“Discover series C preferred stock”) in the merger of Discover with and into Capital One (the “second step merger”). This number is based on the total number of shares of Discover series C preferred stock outstanding as of April 15, 2024, and the exchange of each such share for a share of Capital One series O preferred stock, pursuant to the second step merger.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act. The aggregate offering price is (x) the book value per share of the Discover series C preferred stock as of April 15, 2024 ($100,000) multiplied by (y) the maximum number of shares of Discover series C preferred stock to be converted in the second step merger (5,700).

(5)

Represents the estimated maximum number of shares Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, of Capital One (“Capital One series P preferred stock”) estimated to be issuable to holders of record of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share (“Discover series D preferred stock”) in the second step merger. This number is based on the total number of shares of Discover series D preferred stock outstanding as of April 15, 2024, and the exchange of each such share for a share of Capital One series P preferred stock, pursuant to the second step merger.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act. The aggregate offering price is (x) the book value per share of the Discover series D preferred stock as of April 15, 2024 ($100,000) multiplied by (y) the maximum number of shares of Discover series D preferred stock to be converted in the second step merger (5,000).

(7)

No separate registration fee is payable in respect of the depositary shares each representing a 1/100th interest in a share of Capital One series O preferred stock or the depositary shares each representing a 1/100th interest in a share of Capital One series P preferred stock.